Exhibit 23.2


                CONSENT OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP


Nelnet Student Loan Funding, LLC

We consent to the use of our name in the registration statement of Nelnet Student Loan Funding, LLC to which this consent is attached which is being filed solely for the purpose of increasing the amount of securities offered pursuant to the registration statements described therein pursuant to Rule 462(b) under the Securities Act of 1933.




                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP



July 12, 2005